UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2014

SMACK SPORTSWEAR

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53049

Nevada	26-1665960
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

20316 Gramercy Place, Torrance, CA	90501
(Address of principal executive offices)	(Zip Code)

(310) 787-1222

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective March 3, 2014, the Board of Directors of Smack Sportswear (the “Company” or the “Registrant”) unanimously approved the Contract Chief Financial Officer Agreement ("Agreement") of Mr. Doug Samuelson, who will work for the Company as its Contract Chief Financial Officer on an independent contractor basis.

Under the terms of Mr. Samuelson's one (1) year Agreement, which terminates on March 31, 2015, Mr. Samuelson will receive an annual compensation of $24,000. He is expected to work a minimum of 25-hours per month. As a signing bonus, Mr. Samuelson will receive 500,000 restricted common shares from the Company's Treasury. Mr. Samuelson will receive an extra 50,000 restricted shares for every quarterly filing that is filed with the SEC on time. And, if previous 12-month sales for Smack Sportswear, at end of the Contract CFO's one year term is $3,000,000+, the Contract CFO will receive an additional bonus of 100,000 restricted shares from newly issued Treasury shares noted above. (See Exhibit 10.7, entitled "Contract CFO Agreement.")

Item 9.01 – Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits:

Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period Ending	Exhibit	Filing Date
10.7	Contract CFO Agreement between Smack Sportswear and Doug Samuelson, dated March 3, 2014.	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Smack Sportwear Registrant

Date: March 4, 2014	/s/ Bill Sigler______
Name: Bill Sigler
Title: CEO